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Exhibit 5.1

[Letterhead of Covington & Burling]

June 23, 2004

Kerr-McGee Corporation
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102

Ladies and Gentlemen:

        We are acting as counsel to Kerr-McGee Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 17,370,839 shares of common stock, par value $1.00 per share (the "Shares"), of the Company, issuable by the Company in connection with the proposed merger of Westport Resources Corporation, a Nevada corporation ("Westport"), into Kerr-McGee (Nevada) LLC, a Nevada limited liability company and wholly owned subsidiary of the Company ("Merger Sub"), pursuant to the Agreement and Plan of Merger by and among the Company, Merger Sub and Westport, dated as of April 6, 2004 (the "Merger Agreement").

        We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals thereof.

        We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

        Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and when the Shares have been issued in accordance with the Merger Agreement, and assuming compliance with the Act, the Shares will be validly issued, fully paid and nonassessable.

        We are members of the bar of the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York, the Delaware General Corporation Law, and the Federal law of the United States of America.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the registration statement on Form S-3 in respect of the Shares (the "Registration Statement") and to the reference to our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                      Very truly yours,

                      /s/ Covington & Burling

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  Exhibit 5.1